BAS CONSULTING, INC.



                                                              July 14, 2003
Akers Biosciences, Inc.
201 Grove Road
Thorofare, NJ 08086


Dear Gentlemen:

         This letter will serve to confirm and memorialize our understanding that BAS Consulting, Inc. ("Finder"), subject to the terms and conditions set forth below, is authorized to assist and has already assisted Akers Biosciences, Inc., a New Jersey corporation (the "Company"), with respect to one or more transactions relating to financings of or for the Company whereby Southridge Capital Management, LLC and entities associated with Southridge Capital Management, LLC (collectively referred to as "Southridge") were introduced to Company introduced by Finder and have agreed to make an equity investment in the Company by way of a purchase of capital stock.

         The terms and conditions of such exclusive authority hereby granted to Finder are as follows:

1.       Services.
         --------

                  In connection with Finder's services to be provided hereunder, Finder shall not be required to and shall not:

i.       participate in negotiations between an Entity and the Company,

ii. conduct special market operations with respect to the securities of the Company or any Entity contemplating a proposed Transaction which departs from casual trading,

iii.     arrange any securities transaction, or

iv. participate in securities transactions involving the securities of the Company and/or any Entity contemplating a proposed Transaction at any key point in the chain of distribution.

However, without limited the foregoing, Finder can, if requested by the Company, provide to the Company advice on matters of valuation or other matters concerning the terms and consideration to be tendered in a potential
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Transaction, and transmit documents between the parties to a potential
Transaction.

2.       Compensation.
         ------------

         (a) Finder shall be entitled to Transaction-based compensation (the "Finder Fee") set forth in this paragraph 2, with respect to any Transaction consummated with Southridge or arranged by Southridge, regardless of Finder's role in the Transaction. With respect to a Transaction referred to in the preceding sentence, the Company shall pay to Finder an amount equal to 5% of the Amount (as defined below), payable in cash at the closing of each Transaction or each closing in a series of Transactions.

         (b) For the purpose of this paragraph, the "Amount" for any Transaction shall be an amount equal to the aggregate of all amounts paid, contributed, invested, loaned or committed by Southridge or an entity arranged by or through Southridge.

         (c) The Finder Fee is payable in immediately available funds at the closing of each Transaction. To the extent that any portion of the aggregate Financing Amount is deferred but is fixed and therefore not contingent, the Finder Fee shall be payable in immediately available funds at the closing of the Transaction. To the extent that any portion of the Financing Amount is contingent, the Finder Fee on the contingent portion shall become due and payable at such time(s) as the contingent portion becomes fixed, determinable and/or payable.

         (d) To enable Finder to accurately compute the Finder Fee to which Finder is entitled in connection with the consummation of a Transaction, the Company hereby expressly agrees to furnish Finder with copies of all documentation relating to each Transaction, commencing with the inception of negotiation of such Transaction through the consummation thereof. In addition, the Company agrees to furnish Finder with all such other information (including all relevant data with respect to contingent payments of the Amount) relating to each such Transaction as Finder may, from time to time, reasonably request, both preceding and subsequent to the consummation of such Transaction.

         (e) Finder shall not be entitled to any Finder Fee pursuant to this paragraph 3 unless and until a Transaction is actually consummated.

3.       Non Disclosure.
         --------------

         No person or entity, other than the Company, shall be entitled to make use of or rely upon the advice, services or materials rendered or prepared by Finder hereunder and the Company shall not directly or indirectly disseminate, distribute or otherwise make available any advice, services or materials rendered or prepared by Finder without prior Finder' written consent.

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4.       No Liability and Indemnification.
         --------------------------------

          (a) The Company recognizes that, in providing the services contemplated by this Agreement, Finder will be using and relying upon data, materials and other information, including, but not limited to the Evaluation Material, furnished to Finder by the Company and its employees, auditors and representatives and upon other information contained in reports and statements relating to the Company, and the Company confirms and represents to Finder that Finder may rely upon such data, materials and information without independent verification and that Finder does not assume responsibility for the truthfulness, accuracy or completeness of such information, whether or not Finder makes any independent verification.

         (b) In the absence of gross negligence in the performance of services hereunder, neither Finder nor any Affiliate, officer, employee, associate, director or stockholder of Finder shall be subject to any liability to the Company or to any Affiliate, officer, employee, associate, director or stockholder of the Company, for any act or omission in the course of, or in connection with or for any error, inaccuracy or omission, material or otherwise, which may appear in any review document or other information furnished to or on behalf of the Company, pursuant to the rendering or providing of services or advice hereunder.

         (c) The Company agrees to indemnify and hold Finder and Finder's associates, officers, employees, Affiliates, directors and stockholders harmless against any and all losses, claims, damages or liabilities, joint or several, to which Finder or such persons or entities may become subject in connection with the services rendered by Finder or the Transactions referred to herein under any of the Federal securities laws, under any other statute, at common law or otherwise, and to reimburse Finder for any legal or other expenses (including the cost of any investigations and preparations) reasonably incurred by Finder arising out of or in connection with any action or claim in connection therewith whether or not resulting in any liability; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability is found in a final judgment by a court to have resulted from Finder' gross negligence in performing services hereunder. The indemnity agreement of this Section 7 shall extend, upon the same terms and conditions, to each person, if any, who may be deemed to control Finder.

         (d) In the event that any action, suit or proceeding is brought against Finder in respect of which indemnity may be sought against the Company pursuant to this letter agreement, Finder shall, if a claim in respect thereof is to be made against the Company under this letter agreement, promptly notify the Company in writing of the institution of such action, suit or proceeding; provided, however, that any failure by Finder to so notify the Company in writing shall in no way affect the obligations of the Company under this Section
7. Finder shall have the right to employ Finder' own counsel in any such case, the fees and expenses of such counsel to be at the expense of Finder, unless the employment of such counsel shall have been authorized in writing by the Company, or the Company shall have failed in the Company's obligation to employ counsel to take charge of such defense after five days following the notification by

Finder to the Company referred to above, or the use of joint counsel presents, in the opinion of such counsel or counsel to Finder, a conflict for such counsel or prevents, in the opinion of such counsel or counsel to Finder, such counsel from adequately representing the interests of each of the Company and Finder, in any of which events such reasonable fees and expenses of counsel employed by Finder shall also be borne by the Company.


         (e) The obligations of Finder hereunder are intended solely for the benefit of the Company and Finder shall not have any obligation hereunder to any parties other than the Company.

5.       Miscellaneous.
         -------------

         (a) Consent to Jurisdiction and Waivers. The parties hereto each irrevocably consent that any legal action or proceeding against any of them under, arising out of or in any manner relating to, this Agreement or any other document delivered in connection herewith, may be brought in any court of the State of New York located within Suffolk County or in the United States District Court for the Eastern District of New York. The parties hereto, by the execution and delivery of this Agreement, expressly and irrevocably consent and submit to the personal jurisdiction of any of such courts in any such action or proceeding. The parties hereto further irrevocably consent to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by any other manner provided for in paragraph 5(c) below. The parties hereto hereby expressly and irrevocably waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non convenient or any similar basis. Nothing in this paragraph 9(a) shall affect or impair in any manner or to any extent the right of either party to commence legal proceedings or otherwise proceed against any other party hereto in any jurisdiction or to serve process in any manner permitted by law.

         (b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented without the written consent of each of the parties hereto. Any of the parties hereto may, by written notice to the other, (i) waive any of the conditions to its obligations hereunder or extend the time for the performance of any of the obligations or actions of the other, (ii) waive any inaccuracies in the representations of the other contained in this Agreement or in any documents delivered pursuant to this Agreement, (iii) waive compliance with any of the covenants of the other contained in this Agreement and (iv) waive or modify performance of any of the obligations of the other. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action or compliance with any representation, warranty, condition or agreement contained herein. Waiver of the breach of any one or more provisions of this Agreement shall not be deemed or construed to be a waiver of other breaches or subsequent breaches of the same provisions.

         (c) Notices. All notices, demands, requests, demands and other communications required or otherwise given under this Agreement shall be in writing and shall be deemed to have been duly given if: (i) delivered by hand against written receipt therefor, (ii) forwarded by a third party company or governmental entity providing delivery services in the ordinary course of business which guarantees delivery the following business day, (iii) mailed by registered or certified mail, return receipt requested, postage prepaid, or (iv) transmitted by facsimile transmission electronically confirmed for receipt, in full, by the other party no later than 5:00 pm, local time, on the date of transmission, addressed to the addresses set forth on page 1 of this letter:

         (d) Successors and Assigns: Holders and Third Parties as Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Without limiting the foregoing, all the provisions hereof relating to payment of fees shall be binding upon and be applicable to any successor to the assets and/or business of the Company, whether by merger, consolidation, transfer of all or substantially all assets, or otherwise. Each of Finder and the Company represents that this Agreement has in all respects been duly authorized, executed and delivered by and on behalf of itself. The covenants of the Company contained in Sections 6 and 7 and the obligation of the Company to pay to Finder any and all amounts as provided in Section 3 shall survive expiration of the Term.

         (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (f) Governing Law. This Agreement and the rights, obligations and liabilities of the parties hereto shall be governed by and construed and interpreted in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof.

         (g) Entire Agreement; Survival. This Agreement and the agreements referred to herein are intended by the parties as a final expression of their agreements and are intended to be a complete and exclusive statement of the agreements and understandings of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, with respect to the subject matter hereof, other than those set forth or referred to herein and therein. This Agreement and the agreements referred to herein are supersede all prior agreements and understandings between the parties with respect to such subject matters.

         Kindly confirm that the foregoing accurately reflects your understanding of the terms of the authority being granted to Finder by the Company by signing the enclosed duplicate copy of this letter in the place indicating such below and returning the same to Finder, whereupon this letter will become a binding contract between us.

                                           Very truly yours,

                                    By:/s/ B. Alva Schoomer
                                           -----------------------------------
                                           B. Alva Schoomer
                                           President and Chief Executive Officer

The Foregoing Is Accepted and
Agreed to as of date first listed above

Akers Biosciences, Inc.

By:/s/ Raymond F. Akers, Jr.
       -------------------------
Name:  Raymond F. Akers, Jr.
Title: President and CEO